Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Medifocus, Inc.

Columbia, Maryland

We hereby consent to the incorporation by reference of our report dated May 27, 2016 with respect to the consolidated financial statements of Medifocus, Inc. for the years ended March 31, 2016, 2015 and 2014 in this Form 20-F.

/s/ Stegman & Company

Baltimore, Maryland

June 6, 2016

Suite 200, 809 Glen Eagles Court    Baltimore, Maryland 21286 ● 410-823-8000 ● 1-800-686-3883 ● Fax: 410-296-4815 ● www.stegman.com

Members of